Exhibit 99.1
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE LATCH, INC.	) )	C.A. No. 2023-____-___

VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

Petitioner Latch, Inc. (“Latch” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205, seeking to have this Court validate corporate acts described below as follows:
NATURE OF THE ACTION
1.This Petition seeks the Court’s urgent assistance to resolve the current uncertainty surrounding the validity of the Company’s Second Amended and Restated Certificate of Incorporation (the “New Certificate of Incorporation”) and the validity of the Company’s current capital structure effected thereby. The Company petitions this Court seeking similar relief that several other publicly traded companies have recently sought from this Court. Namely, the Company seeks to validate the New Certificate of Incorporation (including the Common Stock Increase Amendment, defined below), as well as all shares of the Company’s capital stock issued in reliance on the validity of the New Certificate of Incorporation. Not until this Court’s decision in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022) did the Company have reason to question the validity of the New Certificate of Incorporation or the Company’s capital structure effected thereby.

FACTUAL ALLEGATIONS
A.The Company Incorporates and Goes Public
2.Latch is a Delaware corporation originally incorporated as a special purpose acquisition company (“SPAC”) on September 18, 2020, under the name Strategic Acquisitions Corp. (later amended to TS Innovation Acquisitions Corp.) (“TSIA”). The Company is an enterprise technology company that has created a full-building operating system, LatchOS, that addresses the essential needs of modern buildings by streamlining building operations, enhancing the resident experience, and enabling more efficient interactions with service providers.
3.On November 13, 2020, TSIA filed a Current Report on Form 8-K announcing the consummation of its initial public offering (“IPO”). In connection with the IPO, TSIA filed the Amended and Restated Certificate of Incorporation in effect prior to the Merger (attached hereto as Exhibit A, the “Old Certificate of Incorporation”). Section 4.1 of the Old Certificate of Incorporation set forth TSIA’s authorized capital stock as follows:
The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 277,500,000 shares, consisting of (a) 275,000,000 shares of common stock (the “Common Stock”), of which (i) 250,000,000 shares shall be Class A common stock (the “Class A Common Stock”), and (ii) 25,000,000 shares shall be Class B common stock (the “Class B Common Stock”), and (b) 2,500,000 shares of preferred stock (the “Preferred Stock”).

Ex. A at Art. IV, § 4.1 (emphasis in original).

B.The Company Enters into the Merger Agreement and the Special Meeting is Scheduled

4.On January 24, 2021, TSIA entered into an agreement and plan of merger with various entities (the “Merger Agreement”), including Latch, Inc., now known as Latch Systems, Inc. (“Legacy Latch”), whereby TSIA would acquire Legacy Latch (the “Merger”). After the Merger, TSIA would change its name to Latch, Inc.
5.After entering into the Merger Agreement, TSIA scheduled a special meeting in lieu of an annual meeting of stockholders (the “Special Meeting”). Pursuant to its May 12, 2021 proxy statement/prospectus (the “2021 Proxy Statement”), a copy of which is attached hereto as Exhibit B, TSIA’s stockholders were set to vote on seven proposals at the Special Meeting. Among the proposals was one to adopt the New Certificate of Incorporation, which is attached hereto as Exhibit C. As the 2021 Proxy Statement explained to the stockholders, the New Certificate of Incorporation would effectuate a number of changes to the Old Certificate of Incorporation, including, among other things, eliminating the Class B Common Stock and increasing the aggregate number of authorized shares of Common Stock from 275,000,000 shares to 1,000,000,000 shares (the “Common Stock Increase Amendment”).
6.The 2021 Proxy Statement explained to the stockholders that the reason for the Common Stock Increase Amendment was that:

[I]t is important for us to have available for issuance a number of authorized shares of common stock and preferred stock sufficient to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions). The shares would be issuable as consideration for the merger and the other transactions contemplated by in this proxy statement/prospectus, and for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of equity or convertible debt, stock dividends or issuances under current and any future stock incentive plans.

Ex. B at 114-115.
7.The 2021 Proxy Statement also provided that approval of the New Certificate of Incorporation required the affirmative vote of “the holders of a majority of the [Class B Common Stock] then outstanding, voting separately as a single class, and (ii) the holders of a majority of the outstanding shares of common stock, voting together as a single class.” Id. at 116.
C.The Merger is Approved at the Special Meeting and is Consummated Thereafter

8.The Special Meeting was held on June 3, 2021.
9.As of the record date for the Special Meeting, May 11, 2021, which determined the TSIA stockholders entitled to vote on the Merger and adoption of the New Certificate of Incorporation at the Special Meeting, there was an aggregate of 37,500,000 shares of common stock outstanding and entitled vote. Of the aggregate 37,500,000 outstanding shares of common stock, 30,000,000 were shares of Class A Common Stock and 7,500,000 were shares of Class B Common Stock.

10.At the Special Meeting, 26,271,342 shares, or approximately 70.1% of the then-outstanding shares of TSIA’s common stock entitled to vote were represented in-person or by proxy, constituting a quorum to conduct business at the Special Meeting. As disclosed in TSIA’s June 3, 2021 Current Report on Form 8-K (the “Results Form 8-K”), attached hereto as Exhibit D, the proposal to approve and adopt the New Certificate of Incorporation, which would effect the Common Stock Increase Amendment, received the affirmative vote of 25,573,921 shares of common stock, or approximately 68.2% of the outstanding shares of TSIA’s common stock.
11.As a result, the Company believed that the New Certificate of Incorporation and the Common Stock Increase Amendment effected thereby had received the requisite stockholder approval.
12.Moreover, all holders of Class B Common Stock were present and voted in favor, meaning approximately 60.2% of the outstanding shares of Class A Common Stock approved the New Certificate of Incorporation, representing a majority of outstanding shares of Class A Common Stock outstanding.
13.On June 4, 2021, the Merger was consummated and the New Certificate of Incorporation was filed with the Delaware Secretary of State.
14.At the closing of the Merger, each share of Class B Common Stock converted into one share of Common Stock. After giving effect to the Merger and related transactions, the Company had 141,260,318 shares of Common Stock issued and outstanding. The Common Stock now trades on the Nasdaq Stock Market under the symbol LTCH.
15.The number of shares of Common Stock issued and outstanding immediately following the Merger, and at all times through the date hereof, has remained less than the 275,000,000 authorized shares of Common Stock originally provided for under the Old Certificate of Incorporation. As of February 28, 2023, the Company had 145,347,513 shares of Common Stock outstanding.
D.The Boxed Decision
16.As mentioned above, this Court’s recent decision in Boxed calls into question the validity of the Common Stock Increase Amendment and the New Certificate of Incorporation. There, the defendant corporation also sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Class A common stock in connection with its de-SPAC transaction. Boxed, 2022 WL 17959766, at *1. Before the stockholder vote, however, the plaintiff in Boxed wrote a letter to the company’s board asserting that the voting standard provided for the amendment to the number of authorized shares of Class A common stock violated the voting rights of the Class A common stockholders under Section 242(b). Id. The company subsequently chose to amend its merger agreement and supplemented its proxy statement to require the separate vote of the holders of its Class A common stock. Id. After the de-SPAC merger was completed, the plaintiff filed an action in this Court seeking attorneys’ fees and expenses for the benefits he allegedly conferred on the company and its stockholders as a result of this change. Id.
17.In Boxed, the Court ultimately concluded that the company’s Class A common stock and Class B common stock were separate classes of capital stock, rather than series. Id. at *9. Thus, the Court held, under the “meritorious when filed” standard applicable under the corporate benefit doctrine, that “Class A and Class B are each a class of common stock, not series.” Id.
18.While the Court’s discussion in Boxed described above is not a final ruling on the merits, the opinion suggests that a reviewing court, if presented with the facts relevant here, may view Class A Common Stock as a separate class of capital stock. Under that view, the Common Stock Increase Amendment would have required a separate vote of the Class A Common Stock. The 2021 Proxy Statement did not disclose that a separate vote of the Class A Common Stock was required to approve the New Certificate of Incorporation, although a majority of the outstanding shares of Class A Common Stock did in fact approve it.
19.As a result of the uncertainty regarding the issue raised in the Boxed decision, the validity of the Common Stock Increase Amendment, the New Certificate of Incorporation, and the shares issued in reliance on the effectiveness of the New Certificate of Incorporation, has become and will remain uncertain absent prompt relief from the Court.
E.The Court’s Authority Under Section 205(a)
20.Under Section 205(a)(3), this Court may “[d]etermine the validity and effectiveness of any defective corporate act not ratified . . . pursuant to § 204” and under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. §  205(a)(3),(4). A “defective corporate act” is defined, in pertinent part, as “any act or transaction purportedly taken by or on behalf of the corporation that is, and at the time such act or transaction was purportedly taken would have been, within the power of a corporation . . . but is void or voidable due to a failure of authorization.” 8 Del. C. § 204(h)(1). Finally, a “failure of authorization” is defined, in pertinent part, as “the failure to authorize or effect an act or transaction in compliance with (A) the provisions of this title, (B) the certificate of incorporation or bylaws of the corporation, or (C) any plan or agreement to which the corporation is a party or the disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).
21.Here, if a separate vote of the Class A Common Stock was required to approve the Common Stock Increase Amendment under Section 242(b)(2), while a majority of Class A Common Stock voted in favor, the Company did not expressly seek a separate vote of the Class A Common Stock. This lack of a separate vote of the Class A Common Stock could be considered a failure of authorization. As this Court has expressed, “Section 205 provides the most effective and efficient path to certainty in the unique circumstances confronting the petitioner (and others like it).” In re Lordstown Motors Corp., 2023-0083-LWW (Del. Ch. Feb. 21, 2023) at 19, n. 17. As a result, the filing of the New Certificate of Incorporation (which effected the Common Stock Increase Amendment), and all shares of Common Stock issued in reliance on the effectiveness thereof, may be invalid and would constitute defective corporate acts under Sections 204 and 205.
22.As such, the Court has the authority under Section 205 to validate the Common Stock Increase Amendment, the New Certificate of Incorporation, and all of the shares of Common Stock issued by the Company in reliance on the validity and effectiveness of the New Certificate of Incorporation under Section 205.
F.The Validation Factors Set Forth in Section 205(d)
23.The Court may consider the factors set forth in Section 205(d) when determining whether to validate a defective corporate act. Section 205(d) provides:
In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following:

(1)Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5) Any other factors or considerations the Court deems just and equitable.

8 Del. C. § 205(d).

24.Each factor set forth in Section 205(d) supports granting the relief sought in this Petition.
25.Factor 1: Belief in the New Certificate of Incorporation’s Validity. With respect to the factor set forth in Section 205(d)(1), the Company demonstrated its good faith belief that the New Certificate of Incorporation was approved in accordance with Delaware law through the actions the Company took in connection with the Merger. After receiving the affirmative vote at the Special Meeting, the Company consummated the Merger and each of the transactions contemplated by the Merger Agreement. Moreover, in the Results Form 8-K, the Company disclosed that the New Certificate of Incorporation had been approved by the stockholders on June 3, 2021, and the Merger was closed the next day in reliance on that approval. The Company also filed the New Certificate of Incorporation with the Delaware Secretary of State on June 4, 2021, based on the belief that the Common Stock Increase Amendment was validly approved. At no point during these steps was the Company aware of any doubt or challenge as to the validity of the New Certificate of Incorporation or the Common Stock Increase Amendment effected thereby.
26.Factor 2: Treatment of the New Certificate of Incorporation as Valid. With respect to the factor set forth in Section 205(d)(2), the Company has treated the New Certificate of Incorporation as valid and effective, as evidenced by its public disclosures, including the Results Form 8-K and in numerous other public filings since the Merger where the Company has repeatedly represented that it has 1,000,000,000 shares of Common Stock currently authorized under the New Certificate of Incorporation. The Company issued shares of Common Stock to the stockholders of Legacy Latch as consideration in the Merger in reliance on the validity of the New Certificate of Incorporation.
27.Factor 3: No Harm Arising from Validation. With respect to the factor set forth in Section 205(d)(3), the Company has no reason to believe that any person would be harmed by validation of the New Certificate of Incorporation and all of the Company’s outstanding shares of Common Stock issued in reliance upon the validity thereof. Rather, the purpose of the validation is to provide certainty to the capital structure of the Company by ensuring that each person who currently believes they own shares of Common Stock does in fact own such shares.
28.Factor 4: Harm will Result if the New Certificate of Incorporation is not Validated. Indeed, with respect to the factor set forth in Section 205(d)(4), there are many parties that would be harmed if the Company’s capital structure is not validated by the Court as requested in this Petition.
29.As a result of the uncertainty with respect to the validity of the New Certificate of Incorporation, and the Common Stock Increase Amendment effected thereby, the Company’s capital structure is uncertain and this issue has been raised by the Company’s auditors. The continued uncertainty as to the Company’s capital structure could potentially cause market disruption, disturb the Company’s commercial relationships, impact the Company’s ability to offer competitive compensation, adversely affect strategic acquisitions or partnership opportunities and ultimately lead to consequent loss of value for the Company’s stockholders and loss of eligibility to remain listed on the Nasdaq Stock Market.
30.Furthermore, if the New Certificate of Incorporation is not valid, the stockholders of Legacy Latch who received shares of Common Stock in the Merger will not have received stock with the attributes they bargained for in the Merger (including the ability to issue up to 1,000,000,000 shares of Common

Stock and the various governance and other changes to the Old Certificate of Incorporation effected by the New Certificate of Incorporation).
31.The uncertainty regarding the Company’s capital structure also threatens to jeopardize the Company’s potential financing arrangements, as well as the Company’s current and future operational matters. The Company may be restrained from raising additional capital to execute its business plan and continue day-to-day operations. The uncertainty regarding the validity of Common Stock would likely prevent the Company from raising additional capital through the sale of additional securities. Moreover, the Company is required to file an annual report on Form 10-K in 2023 (the “Annual Report”). Because there now exists uncertainty regarding the validity of the New Certificate of Incorporation and the shares issued, or to be issued, in reliance thereon, there is likewise uncertainty as to the statements and representations the Company is required to make in its Annual Report. This could in turn impact the ability of the Company’s auditors to provide their required consent for the filing of the Annual Report. The Company also intends to hold its annual meeting in 2023 (the “Annual Meeting”). The Company needs confirmation of the validity of the Common Stock Increase Amendment in order to determine, with precision, the stockholders entitled to vote at the Annual Meeting and the outcome of any vote taken at the Annual Meeting. Absent clarity from this Court, the Company’s stockholders may be disenfranchised by the uncertainty.
32.Factor 5: “Other Factors” Support Relief Sought. With respect to the factor set forth in Section 205(d)(5), several “other factors” support granting the relief sought in this Petition.
33.First, “self-help” ratification by the Company’s stockholders under Section 204 may not be an effective alternative available to the Company. To the extent that the vote on the Common Stock Increase Amendment required the approval of the Class A Common Stock voting as a separate class, it is no longer feasible for the Company to obtain that vote through a Section 204 ratification. The Company no longer has Class A Common Stock or Class B Common Stock and is only authorized to issue one class of Common Stock under the New Certificate of Incorporation. Countless shares of Common Stock have traded in the open market since the closing of the Merger. Moreover, even if the self-help remedy available through Section 204 were available to the Company, the process would entail significant expense and delay, to the detriment of the Company and its stockholders. Additionally, the Company would be required to file a certificate of validation with the Delaware Secretary of State to effectively ratify the New Certificate of Incorporation. 8 Del. C. § 204(e)(3). While the certificate of validation is being processed, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes, or make any other filings with the Delaware Secretary of State.
34.Second, as evidenced by the numerous recent filings of petitions for relief pursuant to Section 205, this issue is not isolated to the Company. Rather, this Petition provides an opportunity to the Court to provide guidance as to whether current or potential stockholders of a similar company can rely on such company’s capital structure. Granting the Petition may offer other similarly situated SPACs a solution to a widespread problem. Crafting a sensible, equitable, and prompt solution would be in keeping with both this Court’s and the State of Delaware’s reputations as the United States’ preeminent caretakers of corporate law and governance.
35.The Company therefore respectfully requests that this Court enter an order, validating and declaring effective the New Certificate of Incorporation as of the date and time it was originally filed with the Delaware Secretary of State and all of the Company’s outstanding shares of Common Stock issued or to be issued in reliance on the effectiveness of the New Certificate of Incorporation as of the date and time of the original issuance of such shares.

COUNT ONE
(Validation of Defective Corporate Act and Putative Stock
Pursuant to 8 Del. C. § 205)

36.The Company repeats and reiterates the allegations set forth above as if fully set forth herein.
37.The Company is authorized to bring this Petition under 8 Del. C. § 205, which provides that this Court may determine the validity and effectiveness of any corporate act, defective corporate act, or putative stock.
38.The Company consummated the Merger and filed the New Certificate of Incorporation, which effected the Common Stock Increase Amendment, in the good faith belief that the New Certificate of Incorporation was adopted in compliance with Delaware law.
39.The Company has since treated the New Certificate of Incorporation as valid and has treated all acts in reliance of the New Certificate of Incorporation as valid.
40.The Company issued shares of Common Stock in reliance on the effectiveness of the New Certificate of Incorporation and has reflected those shares as issued and outstanding in all of its SEC filings, financial statements, and third party agreements requiring it to indicate the number of authorized shares of Common Stock since the time they were issued.

41.The Company’s stockholders, directors, and employees, as well as the Company’s commercial partners, have relied on the effectiveness of the New Certificate of Incorporation and have treated all acts in reliance of the New Certificate of Incorporation as valid.
42.The Company has no reason to believe that any person would be harmed by the validation of the New Certificate of Incorporation and the shares of Common Stock issued to date in reliance on the New Certificate of Incorporation.
43.The results of the Special Meeting and the filing of the New Certificate of Incorporation, including the Common Stock Increase Amendment, were all disclosed publicly, and actions have been taken in reliance thereon.
44.As previously noted, the Company, its stockholders, and its future commercial prospects may be irreparably and significantly harmed absent urgent relief from this Court.
PRAYER FOR RELIEF
WHEREFORE, the Company respectfully requests that this Court enter an order as follows:
A.Validating and declaring effective the New Certificate of Incorporation (and the Common Stock Increase Amendment effected thereby), including the filing and effectiveness thereof, as of the date and time that the New

Certificate of Incorporation was originally filed with the Delaware Secretary of State;
B.Validating and declaring effective any and all shares of the capital stock of the Company issued at or after the filing of the New Certificate of Incorporation, including, but not limited to, the 84,511,204 shares of Common Stock issued by the Company to the stockholders of Legacy Latch as consideration in the Merger in reliance on the effectiveness of the New Certificate of Incorporation, in each case as of the date and time of the original issuance of such shares of capital stock; and
C.Granting such other and further relief as this Court deems proper.

Dated: March 10, 2023	/s/ Kevin M. Gallagher Kevin M. Gallagher (#5337) Edmond S. Kim (#6835) Richards, Layton & Finger, P.A. 920 North King Street Wilmington, Delaware 19801 (302) 651-7700 Attorneys for Petitioner Latch, Inc.
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